               Consent of Independent Certified Public Accountants

     We have issued our report dated July 16, 1999 accompanying the financial statements of Insured Municipals Income Trust, Series 277 as of May 31, 1999, and for the period then ended, contained in this Post-Effective Amendment No. 8 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP




Chicago, Illinois
 September 24, 1999